MALONE & BAILEY, PLLC




                          INDEPENDENT AUDITORS' CONSENT



As independent certified public accountants, I hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of my report relating to the financial statements of Pitts and Spitts, Inc. (formerly Urbana.CA, Inc.), which report appears in the Company's Form 10-KSB for the year ended December 31, 2001, and to all references to this firm included in such Registration Statement.

                                                 /s/ Malone & Bailey, PLLC






Date : December 23, 2002